UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(312) 930-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2004, Chicago Mercantile Exchange Inc. (“CME”), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc., entered into a renewal of its 364-day revolving credit facility (the “Credit Facility”) with each of the banks from time to time party thereto and the Bank of New York, as collateral agent. A copy of the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Credit Facility is for a line of credit up to $750 million to provide temporary liquidity to CME in circumstances where CME is entitled to use the security deposits and performance bonds of its clearing members to satisfy any outstanding obligations of any defaulting clearing member to CME as provided in the CME Rulebook and in circumstances where problems exist with a money transfer system that affect CME’s operations. The Credit Facility is collateralized by clearing firm security deposits and performance bonds held by CME.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Credit Agreement, dated as of October 15, 2004, among Chicago Mercantile Exchange Inc., each of the banks from time to time party thereto and the Bank of New York, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO MERCANTILE EXCHANGE
HOLDINGS INC.
Registrant

Date: October 18, 2004

	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Managing Director, General Counsel and Corporate Secretary